Exhibit 99.1
JOINT FILING AGREEMENT
     We, the signatories of the statement to which this Joint Filing Agreement is attached, hereby agree that such Statement is filed, and any amendments thereto filed by any or all of us will be filed, on behalf of each of us.
     Date: July 6, 2007

TRUST VENTURE COMPANY, LLC
By:	Trust Acquisition Company, LLC, sole manager

By:	Silver Point Capital, L.P., its manager

By:	Silver Point Capital Management, LLC,
its General Partner

By:	/s/ Frederick H. Fogel
	Name:	Frederick H. Fogel
	Title:	Authorized Signatory

TRUST ACQUISITION COMPANY, LLC
By:	Silver Point Capital, L.P., its manager

By:	Silver Point Capital Management, LLC,
its General Partner

By:	/s/ Frederick H. Fogel
	Name:	Frederick H. Fogel
	Title:	Authorized Signatory

SILVER POINT CAPITAL, L.P.
By:	Silver Point Capital Management, LLC,
its General Partner

By:	/s/ Frederick H. Fogel
	Name:	Frederick H. Fogel
	Title:	Authorized Signatory

EDWARD A. MULÉ
By:	/s/ Frederick H. Fogel (by power of attorney)
	Name:	Edward A. Mulé, individually

ROBERT J. O’SHEA
By:	/s/ Frederick H. Fogel (by power of attorney)
	Name:	Robert J. O’Shea, individually